                                   Exhibit 11
                CMG INFORMATION SERVICES, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                    (in thousands, except per share amounts)

                                          Six months ended January 31,
                                          -----------------------------
                                               1997           1996
                                          --------------  -------------
Primary:
--------
Net income (loss)                               $(6,731)        $15,533
                                                =======         =======

Weighted average common and common
 equivalent shares outstanding:

  Shares outstanding at the beginning of
   the period                                     9,167           8,839
  Weighted average shares issued during
   the period                                        24              41
  Weighted average treasury stock
   acquired during the period                       (51)             --
  Weighted average common stock
   equivalents                                       --             796
                                                -------         -------
Weighted average common and common
 equivalent shares outstanding                    9,140           9,676
                                                -------         -------

Primary net income (loss) per share             $ (0.74)        $  1.61
                                                =======         =======


Fully Diluted:
--------------

Net income (loss)                               $(6,731)        $15,533
                                                =======         =======

Weighted average common and common
 equivalent shares outstanding:

  Shares outstanding at the beginning of
   the period                                     9,167           8,839
  Weighted average shares issued during
   the period                                        24              41
  Weighted average treasury stock
   acquired during the period                       (51)             --
  Weighted average common stock
   equivalents                                       --           1,045
Weighted average common and common              -------         -------
 equivalent shares outstanding                    9,140           9,925
                                                =======         =======

Fully diluted net income (loss) per
 share                                          $ (0.74)        $  1.57
                                                =======         =======

All share information has been restated to reflect a 2-for-1 Common Stock split effected as a stock dividend on February 2, 1996.

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